Exhibit 10.1
Settlement, Release and Cross-License Agreement
     THIS SETTLEMENT, RELEASE, AND CROSS-LICENSE AGREEMENT (“Agreement”) is entered into as of this 17th day of January 2006 (the “Effective Date”), between TRILOGY SOFTWARE, INC., corporation existing under the laws of Delaware with its principal place of business at 6011 West Courtyard Drive, Austin, TX, and TRILOGY DEVELOPMENT GROUP, INC., corporation existing under the laws of Delaware with its principal place of business at 6011 West Courtyard Drive, Austin, TX 78730, on the one hand (collectively, “TRILOGY”); and SELECTICA, INC., corporation existing under the laws of Delaware with its principal place of business at 3 West Plumeria Drive, San Jose, California 95134 (“SELECTICA”), on the other hand.
WITNESSETH
     WHEREAS, TRILOGY and SELECTICA are engaged in a lawsuit, styled Trilogy Software Inc., et al. v. Selectica, Inc., Civil Action No. 2-04-CV-160 TJW, pending in the United States District Court for the Eastern District of Texas, Marshall Division (the “Civil Action”);
     WHEREAS, TRILOGY is the owner of certain patents asserted in the Civil Action, as listed in Exhibit A hereto;
     WHEREAS, SELECTICA is the owner of certain patents asserted in the Civil Action, as listed in Exhibit B hereto;
     WHEREAS, each Party desires a license to certain patents, as described herein;
     WHEREAS, TRILOGY and SELECTICA respectively each deny the claims and counterclaims made against them in the Civil Action and any allegation not expressly admitted in the Civil Action; and
     WHEREAS, each of TRILOGY and SELECTICA, in contemplation of the uncertainties of the disputed Civil Action, respectively desires to compromise and settle the claims or counterclaims alleged in the Civil Action.
     NOW, THEREFORE, in consideration of the mutual promises and obligations recited herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TRILOGY and SELECTICA agree as follows:
     1. DEFINITIONS. The following terms used in this Agreement shall have the meanings set forth below:
          1.1 An “Affiliate” of, or Entity “Affiliated” with, a specified Entity, is an Entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Entity specified.
          1.2 “Entity” means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, or any unincorporated business organization.

          1.3 “Agreement” means this Settlement and Cross-License Agreement.
          1.4 “Control” and its derivative terms mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting stock or other voting or managerial equity interests in an Entity.
          1.5 “TRILOGY” means TRILOGY SOFTWARE, INC., corporation existing under the laws of Delaware with its principal place of business at 6011 West Courtyard Drive, Austin, Texas 78730, and TRILOGY DEVELOPMENT GROUP, INC., corporation existing under the laws of Delaware with its principal place of business at 6011 West Courtyard Drive, Austin, Texas 78730.
          1.6 “SELECTICA” means Selectica, Inc., a corporation existing under the laws of Delaware with its principal place of business at 3 West Plumeria Drive, San Jose, California 95134.
          1.7 “Parties” means TRILOGY and SELECTICA, and a “Party” means either of them.
          1.8 “Trilogy Patents,” as used herein, means (i) the patents-in-suit listed on Exhibit A hereto; and (ii) all parents, provisionals, substitutes, renewals, continuations, continuations-in-part, divisionals, foreign counterparts, reissues, oppositions, continued examinations, reexaminations and extensions of any of the foregoing Patents owned by, filed by, assigned to or otherwise assertable by TRILOGY or any of its Affiliates, or successors in interest at any time (i.e. as of, prior to, or after the Effective Date), whether filed before, on or after the Effective Date.
          1.9 “Selectica Patents,” as used herein, means (i) the patents-in-suit listed on Exhibit B hereto; and (ii) all parents, provisionals, substitutes, renewals, continuations, continuations-in-part, divisionals, foreign counterparts, reissues, oppositions, continued examinations, reexaminations and extensions of any of the foregoing Patents owned by, filed by, assigned to or otherwise assertable by SELECTICA or any of its Affiliates, or successors in interest at any time (i.e. as of, prior to, or after the Effective Date), whether filed before, on or after the Effective Date.
          1.10 “Purchase,” as used herein, means the sale of the entire business or a portion of the business of either Party to a purchaser (a “Purchaser”) of said entire business or a portion of the business.
          1.11 “Purchaser Products,” as used herein, means (i) the services provided or products existing, manufactured, sold, offered for sale, leased, licensed, or brokered by a Purchaser or its Affiliates prior to or as of the date of a Purchase by the Purchaser; and/or (ii) the evolution of such Purchaser’s (or its Affiliates’) prior or existing products or services (as described in subpart (i) of this paragraph) after a Purchase.
          1.12 The “Releases” refer to the releases described in paragraphs 3.1 and 3.2.

     2. CROSS-LICENSE GRANTS.
          2.1 Trilogy’s Grant of Nonexclusive License to Selectica. Subject to the terms and conditions contained in this Agreement, TRILOGY hereby grants to SELECTICA a fully paid-up, royalty-free, irrevocable, nonexclusive, nontransferable (except as set forth in Section 5.1 below), worldwide license under the Trilogy Patents to make, use, sell, develop, publish, distribute, lease, license, export, import, have made, offer to sell or otherwise transfer any product (including both tangible or intangible products such as services, whether temporary or permanent) or practice any method covered by any claim of the Trilogy Patents (the “Trilogy License”).
          2.2 Selectica’s Grant of Nonexclusive License to Trilogy. Subject to the terms and conditions contained in this Agreement, SELECTICA hereby grants to TRILOGY a fully paid-up, royalty-free, irrevocable, nonexclusive, nontransferable (except as set forth in Section 5.1 below), worldwide license under the Selectica Patents, to make, use, sell, develop, publish, distribute, lease, license, export, import, have made, offer to sell or otherwise transfer any product (including both tangible or intangible products such as services, whether temporary or permanent) or practice any method covered by any claim of the Selectica Patents (the “Selectica License”).
     3. MUTUAL RELEASES AND DISMISSAL.
          3.1 Release by TRILOGY. TRILOGY, on behalf of itself and its Affiliates, principals, employees, agents, successors and assigns as of the Effective Date, shall and does hereby irrevocably release and forever discharge SELECTICA and any parent, subsidiary, or other Affiliated or related corporations or entities, and each of their respective current and former officers, directors, agents, employees, representatives, and attorneys from any and all claims, actions, causes of action, suits, damages, duties, rights, obligations, liabilities, adjustments, responsibilities, judgments and demands (i) that were plead in the Civil Action (including without limitation any act of past, present or future infringement, misappropriation or other violation of a Trilogy Patent); and (ii) that arise out of Selectica’s employment of Reuben Swartz. Nothing in this release shall discharge or otherwise affect the rights, duties and obligations created in this Agreement.
          3.2 Release by SELECTICA. SELECTICA, on behalf of itself and its Affiliates, principals, employees, agents, successors and assigns as of the Effective Date, shall and does hereby irrevocably release and forever discharge TRILOGY and any parent, subsidiary, or other Affiliated or related corporations or entities, and each of their respective current and former officers, directors, agents, employees, representatives, and attorneys from any and all claims, actions, causes of action, suits, damages, duties, rights, obligations, liabilities, adjustments, responsibilities, judgments and demands that were plead in the Civil Action (including without limitation any act of past, present or future infringement, misappropriation or other violation of a Selectica Patent) . Nothing in this release shall discharge or otherwise affect the rights, duties and obligations created in this Agreement.
          3.3 Dismissal of the Civil Action. Within two (2) business days of the Effective Date of this Agreement, the Parties shall file a Stipulation of Dismissal pursuant to

F.R.C.P. 41(a), in the form attached hereto as Exhibit C, dismissing with prejudice all claims and counterclaims made therein and specifying that all costs incurred therein (including attorney and expert fees and expenses) shall be borne solely by the Party incurring such costs.
     4. PAYMENT.
          4.1 Settlement Payment. TRILOGY and SELECTICA agree that in exchange for the Cross-License and the settlement of the Civil Action, SELECTICA will make a non-refundable, lump-sum payment of Seven Million, Five Hundred Thousand Dollars in United States currency ($7,500,000.00 US) (the “Settlement Payment”) to TRILOGY by February 21, 2006. TRILOGY and SELECTICA agree that this payment constitutes a compromise in settlement of a dispute under Rule 408 of the Federal Rules of Evidence. Neither Party admits any liability whatsoever in connection with the Lawsuits.
          4.2 Payment Instructions. The Settlement Payment will be made by wire transfer to TRILOGY through its attorneys, McKool Smith P.C., to the following client trust account on or before February 21, 2006:
Inwood National Bank
100 Centennial Boulevard
Richardson, Texas 75081
ABA #111001040
Account Name: McKool Smith, P.C., IOLTA Account
Trust Account Number 3126637
     5. LIMITATION ON RELEASES AND LICENSES.
          5.1 Transferability Matters. The Licenses granted hereunder are non-transferable and non-assignable except pursuant to a Purchase. The Licenses granted hereunder are transferable and assignable to a Purchaser and its Affiliates pursuant to a Purchase by said Purchaser, but in no event shall Licenses following such assignment or transfer apply to or cover any Purchaser Products. Notwithstanding the foregoing, the Licenses granted hereunder shall apply to upgrades or enhancements to those products or services of the Party that existed or were offered for sale as of the date of the Purchase. But a Purchase shall not immunize Purchaser Products from suit, nor shall a Purchaser obtain any protection under this Agreement for Purchaser Products by consummating a Purchase or by combining Purchaser Products with any products or services of a Party (or with any upgrades or enhancements to said products or services of an acquired Party).
          5.2 No grants to third parties. Except as stated herein, the releases and licenses, as set forth above, are not intended as and are not the grant of a general license or any other rights under either the Trilogy Patents or the Selectica Patents to any third party, not expressly licensed or released.
          5.3 No Sublicense. TRILOGY shall not have the right to sublicense rights to the Selectica Patents. SELECTICA shall not have the right to sublicense rights to the Trilogy Patents.

          5.4 Reservation of Rights. TRILOGY and SELECTICA reserve all rights and licenses not expressly granted to pursuant to this Agreement.
     6. REPRESENTATIONS AND WARRANTIES.
          6.1 General. Each Party warrants and represents to the other that (a) it has the right and power to enter into this Agreement and to settle and dismiss the Civil Action; (b) its execution hereof has been duly authorized by all necessary corporate action of such Party; and (c) it has all requisite legal rights necessary to grant the other Party all Releases and Licenses granted to the other Party as set forth above.
          6.2 Trilogy’s Warranties. TRILOGY expressly represents and warrants that (i) it is the sole and exclusive owner of all right, title, and interest in and to the Trilogy Patents, (ii) it has all rights to license and enforce the Trilogy Patents, including the right to seek past damages for infringement, to grant releases with respect to infringement of the Trilogy Patents, and to license the Trilogy Patents, (iii) it will take no action, including but not limited to granting any license or other rights, under the Trilogy Patents, TRILOGY’s claims or otherwise, that would conflict with, prevent, or otherwise frustrate the licenses, rights and other benefits granted to SELECTICA hereunder; and (iv) there are no liens, conveyances, mortgages, assignments, encumbrances, or other agreements that would prevent, impair, or frustrate the full and complete exercise of the terms and conditions of this Agreement.
          6.3 Selectica’s Warranties. SELECTICA expressly represents and warrants that (i) it is the sole and exclusive owner of all right, title, and interest in and to the Selectica Patents, (ii) it has all rights to license and enforce the Selectica Patents, including the right to seek past damages for infringement, to grant releases with respect to infringement of the Selectica Patents, and to license the Selectica Patents, (iii) it will take no action, including but not limited to granting any license or other rights, under the Selectica Patents, SELECTICA’s claims or otherwise, that would conflict with, prevent, or otherwise frustrate the licenses, rights and other benefits granted to TRILOGY hereunder; and (iv) there are no liens, conveyances, mortgages, assignments, encumbrances, or other agreements that would prevent, impair, or frustrate the full and complete exercise of the terms and conditions of this Agreement.
     7. GENERAL PROVISIONS.
          7.1 Non-warranty. Nothing in this Agreement shall be construed as:
               (a) a warranty or representation as to the validity or scope of any Trilogy Patent or Selectica Patent;
               (b) a warranty or representation that making, using or selling of products by or for the either Party will be free from infringement of any patents other than the Trilogy Patents and Selectica Patents.
          7.2 Successors, Subsidiaries, and Assigns. Except as otherwise provided in sections 2.1, 2.2, 3.1, 3.2, and 5.1, this Agreement, and the Releases contained herein, shall be binding upon and shall inure to the benefit of TRILOGY and SELECTICA, and their respective agents, representatives, subsidiaries, successors, trustees, heirs and assigns. Each Party shall advise every such successor, trustee, heir or assign, of the rights of the other Party pursuant to this Agreement, and shall further advise that such successor, trustee, heir or assign to the Trilogy or Selectica Patents, or any of them individually, or this Agreement, takes such patents subject to the rights granted hereunder.
          7.3 Agreement Obligations Not Released. The Releases are not intended to release any of the Parties from their respective obligations created by this Agreement or to prevent any Party from enforcing the terms of this Agreement against the other.
          7.4 Entire Agreement. Each of the Parties acknowledges that no person has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce the execution of this instrument, and each signatory hereby acknowledges that such signatory has not executed this instrument in reliance upon any such promise, representation or warranty. This Agreement constitutes the entire agreement between the parties and supersedes all prior negotiations, representations or agreements between the parties, either written or oral, on the subject hereof. This Agreement may be amended only by written instrument designated as an amendment to this Agreement and executed by the Parties hereto or their respective successors, heirs or assigns.
          7.5 Names and Trademarks. Nothing contained in this Agreement shall be construed as conferring any rights to use in advertising, publicity, or other marketing activities any name, trademark, or other designation of either Party hereto, including any contraction, abbreviation, or simulation of any of the foregoing, and each Party hereto agrees not to use the existence of this Agreement in any marketing activity, whether public or private.
          7.6 Third Party Actions. Nothing contained in this Agreement shall be construed as (a) creating an obligation to bring or prosecute actions or suits against third parties for infringement, or to secure and/or maintain any of its intellectual property rights or (b) limiting the rights that a party has outside the scope of this Agreement.
          7.7 Effective Date. This Agreement will become binding upon the exchange of facsimile copies of the required signatures and such faxed copies shall be binding and effective as if they were original signatures. The parties will thereafter exchange formal signed originals of this Agreement for their permanent records.
          7.8 Bankruptcy. All licenses and releases granted under this Agreement are deemed to be, for the purpose of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to intellectual property as defined under Section 101 of the U.S. Bankruptcy Code, as amended. The Parties agree that, as licensees of such rights under this Agreement, they shall each retain and may exercise all of their rights and elections under the U.S. Bankruptcy Code, as amended.
          7.9 Term. This Agreement shall become effective as of the Effective Date. The licenses granted under Section 2 of this Agreement shall remain in full force until the last of the licensed patents have expired and all rights thereunder have ceased to exist. All other rights and obligations under this Agreement shall survive any such expiration.
          7.10 Trilogy’s Rights in the Event of Non-Payment by Selectica. If, for any reason, Selectica fails to make timely payment as provided in section 4, above, Trilogy shall have the right (in addition to all other remedies available to it) to enforce this Agreement and Selectica’s payment obligations by instituting an action in the United States District Court for the Eastern District of Texas, Marshall Division. The parties agree that the United States District Court for the Eastern District of Texas, Marshall Division shall have sole and exclusive jurisdiction over an action for failure to make timely payment. In the event Selectica fails to timely make the settlement payment described in section 4, it submits to the jurisdiction of the Eastern District of Texas and consents to venue in such District. Selectica further covenants not to initiate any action (for declaratory judgment or otherwise) relating to any payment dispute in any venue or jurisdiction other than in the United States District Court for the Eastern District of Texas, Marshall Division.
          7.11 Attorneys’ Fees. In the event of litigation pursuant to paragraph 7.10, the prevailing party shall recover its reasonable and necessary attorneys’ fees, costs, and expert witness expenses incurred in connection with such litigation or arbitration.

     IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement as of the Effective Date.

TRILOGY SOFTWARE, INC.		Dated this 17th of January, 2006

By:	/s/ Lance A. Jones

Name: Lance A. Jones
Title: Vice President and General Counsel

TRILOGY DEVELOPMENT GROUP, INC.		Dated this 17th of January, 2006

By:	/s/ Lance A. Jones

Name: Lance A. Jones
Title: Vice President and General Counsel

SELECTICA, INC.		Dated this 17th of January, 2006

By:	/s/ Vincent G. Ostrosky

Name: Vincent G. Ostrosky
Title: President & CEO

EXHIBIT A
TRILOGY PATENTS-IN-SUIT
The following United States Patent Nos.:
5,825,651

5,878,400

6,405,308

6,553,350

6,675,294

EXHIBIT B
SELECTICA PATENTS-IN-SUIT
The following United States Patent Nos.:
6,049,822

6,233,609

6,460,077

6,535,913

EXHIBIT C
FORM OF STIPULATION OF DISMISSAL